Exhibit 99.1

FOR SETTLEMENT PURPOSES ONLY
SUBJECT TO FRE 408

AMENDMENT TO THE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE

The parties to the Settlement Agreement and Mutual Release, effective as of October 31, 2012 (the “Original Agreement”), entered into by and among the United States Small Business Administration (“SBA”) and Elk Associates Funding Corp. (“Elk”) (each of the SBA and Elk is a “Party” under this Agreement, and together they constitute the “Parties”), hereby agree to amend the Original Agreement effective as of December 7, 2012, as follows:

1.
The seventh WHEREAS clause is hereby amended to state as follows: WHEREAS, ELK has offered, and SBA has agreed to accept, the sum of $7,900,000 in one lump sum payment, due on or before January 7, 2013 from the Effective Date of this Agreement, in full satisfaction of the SBA Debt;

2.
Paragraph 2 of the Original Agreement is hereby amended to state as follows:  Elk shall tender the Payment in one (1) lump sum payment due no later than January 7, 2013 days from the Effective Date of this Agreement, which Payment shall be tendered via wire transfer per instructions forwarded by SBA.

The Original Agreement remains unchanged in all other respects.

IN WITNESS WHEREOF, AND INTENDING TO BE LEGALLY BOUND, the Parties hereto have caused this Amendment to the Original Agreement to be executed effective as of December 7, 2012.

U.S. Small Business Administration

By:      /s/ Michael Feinsod
Michael Feinsod, Chief Executive Officer

ELK Associates Funding Corp.

By:      /s/ Thomas C. Morris
Director, Office of SBIC Liquidation